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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------

     W. R. BERKLEY CORPORATION              W. R. BERKLEY CAPITAL TRUST II
   (Exact name of registrant as              (Exact name of registrant as
     specified in its charter)           specified in its certificate of trust)

            Delaware                                     Delaware
    (State of incorporation or                  (State of incorporation or
    organization of registrant)                 organization of registrant)

        22-1867895                                     87-6272962
(I.R.S. Employer Identification No.)       (I.R.S. Employer Identification No.)

                            c/o IRA S. LEDERMAN, Esq.
              Senior Vice President, General Counsel and Secretary
                            W. R. Berkley Corporation
                               475 Steamboat Road
                             Greenwich, Connecticut
                                 (203) 629-3000
                     (Address of principal executive offices
                               of each registrant)

                                      06830
                                   (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                        Name of each exchange on which
      to be so registered                        each class is to be registered
---------------------------------                ------------------------------
6.750% Trust Preferred Securities                   New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-109621

     Securities to be registered pursuant to Section 12(g) of the Act: None.

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Item 1. Description of Registrant's Securities to be Registered.

     The Trust Preferred Securities (the "Preferred Securities") of W. R. Berkley Capital Trust II (the "Trust"), guaranteed by W. R. Berkley Corporation (the "Company") to the extent set forth in the form of Preferred Securities Guarantee (the "Preferred Securities Guarantee") of the Company, represent undivided beneficial interests in the assets of the Trust. The Preferred Securities and the Preferred Securities Guarantee were registered on a delayed (shelf) basis with the Securities and Exchange Commission in 2003. The descriptions of the Preferred Securities and the Preferred Securities Guarantee are set forth under the captions "Description of Securities" in the Prospectus Supplement filed by the Company and the Trust pursuant to Rule 424(b) under the Securities Act as a supplement to the base Prospectus filed in the Company's and the Trust's Registration Statement on Form S-3 (Registration No. 333-109621), filed with the Securities and Exchange Commission (the "Commission") on October 10, 2003, as amended by Amendment No. 1, filed with the Commission on November 21, 2003, and by Amendment No. 2, filed with the Commission on December 23, 2003, and which became effective on December 23, 2003.

Item 2. Exhibits.

      1.01          Registration Statement on Form S-3 (Registration No.
                    333-109621), filed with the Commission on October 10, 2003, as amended (the "Registration Statement"), is incorporated herein by reference.

      4.01 Form of Subordinated Indenture between W. R. Berkley Corporation and the Trustee (incorporated by reference to Exhibit 4.9 to W. R. Berkley Corporation's Registration Statement on Form S-3 (Registration No. 333-57546)).

      4.02 Form of Subordinated Indenture to be entered into between the Company and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.5 of the Company's Current Report on Form 8-K filed on July 25, 2005).

      4.03 Form of Supplemental Indenture No. 1 to be entered into between the Company and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.6 of the Company's Current Report on Form 8-K filed on July 25, 2005).

      4.04 Certificate of Trust of W. R. Berkley Capital Trust II (incorporated by reference to Exhibit 4.13 to W. R. Berkley Corporation's Registration Statement on Form S-3 (Registration No. 333-57546)).

      4.05 Trust Agreement of W. R. Berkley Capital Trust II (incorporated by reference to Exhibit 4.15 to W. R. Berkley Corporation's Registration Statement on Form S-3 (Registration No. 333-57546)).

      4.06          Form of Amended and Restated Trust Agreement of W. R.
                    Berkley Capital Trust II to be entered into by and among the Company, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees named therein, and the Holders, as defined therein (incorporated by reference to Exhibit 4.3 of the Company's Current Report on Form 8-K filed on July 25,
                    2005).

      4.07 Form of Preferred Securities Guarantee Agreement to be entered into, between the Company and The Bank of New York (Delaware), as trustee (incorporated by reference to Exhibit
                    4.7 of the Company's Current Report on Form 8-K filed on July 25, 2005).

      4.08 Form of Preferred Security Certificate for W. R. Berkley Capital Trust II (included as Exhibit A-1 to the Form of Amended and Restated Trust Agreement).

                                      -2-

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    W. R. BERKLEY CORPORATION


                                    By: /s/ Eugene G. Ballard
                                        ---------------------------------------
                                        Eugene G. Ballard
                                        Senior Vice President,
                                        Chief Financial Officer and Treasurer


                                    W. R. BERKLEY CAPITAL TRUST II

                                    By: W. R. Berkley Corporation, as Depositor


                                    By: /s/ Eugene G. Ballard
                                        ---------------------------------------
                                        Eugene G. Ballard
                                        Administrative Trustee


Dated:  July 25, 2005